UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ❒

Check the appropriate box:

☒ Preliminary Proxy Statement
❒ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❒ Definitive Proxy Statement
❒ Definitive Additional Materials
❒ Soliciting Material under Rule 14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
❒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
_____________________________________________________________
(2) Aggregate number of securities to which transaction applies:
_____________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________
(4) Proposed maximum aggregate value of transaction:
_____________________________________________________________
(5) Total fee paid:
_____________________________________________________________
❒ Fee paid previously with preliminary materials.
❒ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
_____________________________________________________________
(2) Form, Schedule or Registration Statement No.:
_____________________________________________________________
(3) Filing Party:
_____________________________________________________________
(4) Date Filed:
_____________________________________________________________

Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171
(646) 443-8550

April __, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY at 2:00 p.m. on Thursday, May 18, 2006. Your Board of Directors looks forward to greeting those shareholders that are able to attend. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, please date, sign and return the enclosed proxy card as soon as possible in the envelope provided. Your cooperation will ensure that your shares are voted.

I hope that you will attend the Annual Meeting, and I look forward to seeing you there.

        Sincerely,

        _________________________
                               Peter C. Georgiopoulos
                           Chairman

Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Genco Shipping & Trading Limited, a Marshall Islands corporation ("Genco"), will be held on May 18, 2006 at 2:00 p.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY for the following purposes:

1.	To elect three Class I Directors to the Board of Directors of Genco;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2006;

3.	To consider and act upon a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation limiting the liability of Genco’s directors;

4.
To consider and act upon a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation permitting the Board of Directors to designate the class of a director who is appointed to a vacancy created by the Board of Director’s increase of the number of directors; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Shareholders of record at the close of business on April 18, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

______________________________
John C. Wobensmith
Chief Financial Officer, Principal
Accounting Officer, Secretary and Treasurer

New York, New York
April ___, 2006

Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171
(646) 443-8550

__________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2006

___________________

This proxy statement is furnished to shareholders of Genco Shipping & Trading Limited ("Genco" or the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of
Genco (the "Board") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, on May 18, 2006 at 2:00 p.m., and at any adjournment or postponement thereof.

This proxy statement, and the accompanying form of proxy, are first being mailed to shareholders on or about April 24, 2006.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 18, 2006 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of April 18, 2006, Genco had issued and outstanding 25,434,212 shares of common stock. The common stock comprises all of Genco's issued and outstanding voting stock.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to John C. Wobensmith, Secretary of Genco, stating that the proxy is revoked;
•	by submitting another proxy with a later date; or
•	by attending the Annual Meeting and voting in person.

Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of Genco’s nominees as a director; (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2006; (iii) FOR the approval of the amendment to the Corporation’s Amended and Restated Certificate of Incorporation limiting the liability of Genco’s directors; (iv) FOR the proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation permitting the Board of Directors to designate the class of a director who is appointed to a vacancy created by the Board of Director’s increase of the number of directors; and (v) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. Genco does not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes are not counted for the purpose of the election of directors.

The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two. Abstentions will have the same effect as a vote "against" Proposal Two, whereas broker non-votes are not considered to have been voted on Proposal Two.

The affirmative vote of a majority of the outstanding shares of common stock is required for approval of each of Proposals Three and Four. Abstentions and broker non-votes will have the same effect as a vote "against" each of these Proposals.

Solicitation

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Under Genco’s Certificate of Incorporation, as amended, the Board of Directors is classified into three classes. The two directors serving in Class I have terms expiring at the 2006 Annual Meeting. The Board of Directors has nominated the Class I directors currently serving on the Board of Directors, Rear Admiral Robert C. North, USCG (ret.) and Basil G. Mavroleon, for re-election to serve as Class I directors of the Company for a three-year term until the 2009 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. Additionally, on August 15, 2005, the Board of Directors nominated and elected Harry A. Perrin, to the Board. Pursuant to the Company’s Articles of Incorporation, as amended and restated, any directorship filled by the Board by reason of an increase in the number of directors shall be left unclassified until such directorship is classified by the shareholders at the next ensuing annual meeting of shareholders. Accordingly, the Board of Directors nominates Harry A. Perrin for election to serve as a Class I director of the Company for a three year term until the 2009 Annual Meeting of Shareholders of the Company and until his successor is elected and qualified or until his earlier resignation or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF MESSRS. NORTH AND MAVROLEON AS CLASS I DIRECTORS.

Nominee Information

The following table sets forth information regarding the nominees for election or re-election as Class I Directors:

Name	Age	Class	Position

Rear Admiral Robert C. North, USCG (ret.)	61	I	Director
Basil G. Mavroleon	58	I	Director
Harry A. Perrin	53	I	Director

Rear Admiral Robert C. North, USCG (ret.) has served as a director of our company since July 27, 2005. Since his retirement from the active duty with the U.S. Coast Guard in April of 2001, Rear Admiral North has served as the president of North Star Maritime, Inc., a marine industry consulting firm, specializing in international and domestic maritime safety, security and environmental protection issues. While on active duty with the U.S. Coast Guard, Rear Admiral North reached the position of Assistant Commandant for Marine Safety, Security and Environmental Protection, where he directed national and international programs for commercial vessel safety, merchant mariner licensing and documentation, port safety and security and waterways management. He is a graduate of the Baltimore Polytechnic Institute, State University of New York Maritime College at Fort Schuyler and the U.S. Army War College.

Basil G. Mavroleon has served as a director of our company since July 27, 2005. Mr. Mavroleon has been employed in the shipping industry for the last 37 years. Since 1986, Mr. Mavroleon has served as Managing Director of Charles R. Weber Company, Inc. one of the largest ship brokerages and marine consultants in the United States. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon has also served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund dealing with tanker freight forward agreements and derivatives. Mr. Mavroleon is a member of the Baltic Exchange and is on the board of the Associate Membership Committee of Intertanko, the Membership Committee of the Association of Ship Brokers and Agents, and is Vice Chairman of the New York World Scale Committee.

Harry A. Perrin has served as a director of our company since August 15, 2005, and currently serves as the Chairman of our company’s Audit Committee. Mr. Perrin has worked as an investment banker with Petrie Parkman & Co, an investment banking and financial advisory firm with offices in Houston, Texas and Denver, Colorado.  Prior to joining Petrie Parkman, Mr. Perrin was a partner for ten years in the business finance and restructuring group for the Houston office of Weil Gotshal & Manges. Before joining Weil Gotshal & Manges, in 1981 he formed the law firm of Maddox, Perrin & Kirkendall, where his practice was focused primarily on bankruptcy, insolvency and creditors’ rights matters. In 1980, Mr. Perrin began his legal career in the Houston office of Fulbright & Jaworski. Prior to law school, Mr. Perrin worked in the audit department of the Dallas office of Touche Ross & Co. Throughout his professional career he has been involved in a broad range of complex financial, legal and accounting matters including mergers, acquisitions and divestitures, restructurings and recapitalizations, litigation, and private placements of debt and equity securities. Mr. Perrin received his Bachelor of Business Administration in Accounting with Honors from the University of Texas at Austin in 1975. He received his J.D. with High Honors from the University of Houston in 1980. Mr. Perrin is a member of the State Bar of Texas, and is a licensed Certified Public Accountant in the State of Texas. Mr. Perrin was recommended to serve on the Board of Directors by Oaktree Capital Management, LLC, a general partner of certain funds that have an ownership interest in Fleet Acquisition LLC, our largest shareholder.

Continuing Director Information

The following table sets information regarding our directors whose terms continue after the 2006 Annual Meeting. The terms for Directors in Class II expire at the 2007 Annual Meeting, and the terms for Directors in Class III expire at the 2008 Annual Meeting.

Name	Age	Class	Position

Nathaniel C.A. Kramer	44	II	Director
Mark F. Polzin	60	II	Director
Peter C. Georgiopoulos	45	III	Chairman and Director
Stephen A. Kaplan	47	III	Director

Class II Directors - Terms Expiring at the 2007 Annual Meeting

Nathaniel C.A. Kramer has served as director of our company since July 27, 2005. Mr. Kramer is a principal at Mercantile Capital Group LLC, a private equity firm with offices in New York and Chicago, and Managing Director of his firm's New York office from 1999 to present. He brings over 20 years of investment experience in both the public and private capital markets. He started his career with Allen and Company, a private equity firm, and recently served as its Vice President. Mr. Kramer has led investments in a wide range of industries including telecommunications, wireless infrastructure, waste management, data communications, B2B commerce and Internet infrastructure sectors. Mr. Kramer also serves on the boards of MoveOnIn, Inc. and Environmental Asset Management.

Mark F. Polzin has served as a director of our company since July 27, 2005. Since 1995, Mr. Polzin has served as the President of Moreland Management Co., a private asset management company, and has served as Chief Executive Officer since 2005. Prior to joining Moreland in 1989, Mr. Polzin served for 18 years as an executive and director of several midwestern community banking organizations. He is a charter member of the Wealth Management Client Advisory Board of The Northern Trust Company, Chicago, and a founding member, director, and officer of the Center for the Study of Taxation, Costa Mesa, California. He holds a B.S. in Economics from the University of Wisconsin-Milwaukee and a J.D. from Marquette University Law School.

Class III Directors - Terms Expiring at the 2008 Annual Meeting

Peter C. Georgiopoulos has served as Chairman and as a member of our Board of Directors since our inception. Since 1997, Peter C. Georgiopoulos served as Chairman and CEO of General Maritime Corporation, a company he founded. Under the leadership of Mr. Georgiopoulos, General Maritime Corporation grew from a single ship ownership company to what today is an industry leader listed on the New York Stock Exchange. From 1991 to 1997, he was the principal of Maritime Equity Management, a ship-owning and investment company that he founded in 1991. From 1990 to 1991, he was affiliated with Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1987 to 1990, Mr. Georgiopoulos was an investment banker at Drexel Burnham Lambert. Before entering the investment banking business, he had extensive experience in the sale, purchase and chartering of vessels while working for shipowners in New York and Piraeus, Greece. Mr. Georgiopoulos is a member of the American Bureau of Shipping. He holds an MBA from Dartmouth College.

Stephen A. Kaplan has served as a director of our company since July 27, 2005. From 2001 to the present, he has served as a director of General Maritime Corporation. Since 1995, Mr. Kaplan has been a principal of Oaktree Capital Management, LLC, a private investment management firm, where he co-manages Oaktree's Principal Activities Group which invests in majority and significant minority positions in both private and public companies. Mr. Kaplan currently has in excess of $3.5 billion in assets under his management. Since 1993, he has served as portfolio manager of all of Oaktree's Principal Opportunities Funds, including OCM Principal Opportunities III Fund, L.P. and OCM Principal Opportunities Fund IIIA, L.P., which collectively owns approximately 66.5% of Fleet Acquisition LLC, our sole shareholder. From 1993 to 1995, Mr. Kaplan was a Managing Director of Trust Company of the West. Before joining the Trust Company of the West, Mr. Kaplan was a partner of the law firm of Gibson, Dunn & Crutcher. Mr. Kaplan currently serves as a director of Regal Entertainment Group and numerous private companies.

Corporate Governance

Governance Materials - All of the Company’s corporate governance materials, including the committee charters of the Board of Directors (the “Board”), are published on the Corporate Governance section of the Company’s website under “Investor” at www.gencoshipping.com. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted. Any modifications are reflected on the Company’s website.

Director Independence - It is the Board’s objective that a majority of the Board consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board follows the criteria set forth in applicable Nasdaq listing standards to determine director independence. The Board will consider all relevant facts and circumstances in making an independence determination.

Within one year of the Company’s listing on the Nasdaq Stock Market on July 22, 2005, all members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by applicable Nasdaq listing standards. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their director compensation.

The independent directors of the Company are Rear Admiral Robert C. North, Basil G. Mavroleon, Harry A. Perrin, Nathaniel C.A. Kramer, and Mark F. Polzin. Except with respect to Peter Georgiopoulos, who is currently a member of the Compensation and the Nominating and Corporate Governance Committees, the Board of Directors has determined that each of the members of the Audit, the Compensation and the Nominating and Corporate Governance Committees, respectively, are independent as defined in the applicable Nasdaq listing standards. Mr. Georgiopoulos currently serves on these committees pursuant to an exception under the applicable Nasdaq listing standards. He will be replaced by an independent director on these committees prior to the first anniversary of our initial public offering.

Code of Ethics - All directors, officers, employees and agents of the Company must act ethically at all times and in accordance with the policies comprising the Company’s code of ethics set forth in the Company’s Code of Ethics. Under the Company’s Code of Ethics, the Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver. Such waivers may only be made by the Audit Committee.

The Company’s Code of Ethics is available on the Company’s website at www.gencoshipping.com and is available in print to any shareholder.

Communicating Concerns to Directors - Shareholders desiring to communicate directly with the Board of Directors or with any individual director may do so in writing addressed to the intended recipient(s), c/o John C. Wobensmith, Secretary, 299 Park Avenue (20th Floor), New York, New York 10171. Once the communication is received by the Secretary, the Secretary reviews the communication. Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to our directors. Other communications are promptly forwarded to the addressee.

Board Meetings and Committees

During fiscal year 2005, there were three meetings of the Board of Directors. A quorum of Directors was present, either in person or telephonically, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors. All directors other than Messrs. Kaplan and North attended at least 75% of the aggregate of the total number of meetings of the Board (held while they were directors). All directors other than Mr. Mavroleon attended at least 75% of the total number of meetings held by all Committees of the Board on which they served (during the periods that they served). The Company encourages all directors to attend each annual meeting of shareholders, of which the current annual meeting is the Company’s first.

From August 15, 2005, Genco’s Audit Committee was comprised of Harry A. Perrin, Nathaniel C.A. Kramer and Mark F. Polzin, all of whom qualify as independent under the listing requirements of Nasdaq and are financially literate. Mr. Perrin is also a financial expert as defined under Item 401(h)(2) of Regulation S-K. Through its written charter, the Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board. The Audit Committee held two meetings during fiscal year 2005.

Since July 27, 2005, Genco’s Compensation Committee has been comprised of Peter C. Georgiopoulos, Basil G. Mavroleon, and Nathaniel C.A. Kramer, all of whom except for Mr. Georgiopoulos qualify as independent under the listing requirements of Nasdaq, and none of whom is an employee of Genco. Through its written charter, the Compensation Committee administers Genco's stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves bonuses, stock option grants, compensation, philosophy and current competitive status, and executive officer compensation. The Compensation Committee held one meeting during fiscal year 2005.

Since July 27, 2005, Genco’s Nominating and Corporate Governance Committee has been comprised of Peter C. Georgiopoulos, Rear Admiral Robert C. North, and Basil G. Mavroleon, all of whom except for Mr. Georgiopoulos qualify as independent under the listing requirements of Nasdaq, and none of whom is an employee of Genco. Through its written charter, the Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. When a vacancy exists on the Board, or when the Board determines to add an additional director, the nominating and corporate governance committee seeks out appropriate candidates from various sources, which may include directors, officers, employees and others. The committee may use consultants and search firms who may be paid fees for their assistance in identifying and evaluating candidates, but has not done so to date. The committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. The committee considers candidates based on materials provided, and will consider whether an interview is appropriate. The committee will consider shareholder recommendations of director candidates, which should be sent to the attention of the corporate secretary at the Company's headquarters, on the same basis. The Nominating and Corporate Governance Committee held no meetings during fiscal year 2005.

MANAGEMENT

Executive Officers

The following tables set forth certain information with respect to the executive officers of Genco:

Executive Officers

Name	Age	Position

Robert Gerald Buchanan	57	President (Principal Executive Officer)
John C. Wobensmith	35	Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer

Robert Gerald Buchanan has served as a President of our company since June 1, 2005. Mr. Buchanan has 40 years of shipping experience, holding various senior operating, engineering and management positions. Before joining our company, Mr. Buchanan spent eight years as a Managing Director of Wallem, a leading technical management company. As the senior executive at Wallem, Mr. Buchanan was responsible for the safe and efficient operations of close to 200 vessels, as well as management of approximately 500 onshore and seagoing staff. From 1990 to 1996, Mr. Buchanan was Technical Director of Canada Steamships Lines of Montreal, overseeing a fleet of bulk carriers. Before this, Mr. Buchanan managed an oceanographic research vessel for NATO from 1986 to 1990, was Superintendent Engineer of Denholm Ship Management's United Kingdom office from 1982 to 1986, and Chief Engineer of Denholm Ship Management from 1969 to 1982. Mr. Buchanan was educated at Glasgow Nautical College and obtained a First Class Engineers license for the both steam and motor ships. Among his industry affiliations, Mr. Buchanan was a member of the International Committee for Gard Protection & Indemnity Association.

John C. Wobensmith has served as our Chief Financial Officer and Principal Accounting Officer since April 4, 2005. Mr. Wobensmith is responsible for overseeing our accounting and financial matters. Mr. Wobensmith has over 12 years of experience in the shipping industry, with a concentration in shipping finance. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland serving as a Vice President from 1998. He has a bachelors degree in economics from St. Mary's College of Maryland, and holds the Chartered Financial Analyst designation.

Executive Compensation

The following table sets forth in summary form information concerning the compensation paid by us during the year ended December 31, 2005, to our Directors and Senior Management.

Summary Compensation Table
		Annual Compenstion
Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Restricted Stock Awards ($)
Robert Gerald Buchanan - President	2005	$300,000	$150,000	$668,736 (2) (3)
	2004	$0	$0	$0

John C. Wobensmith - Chief Financial Officer	2005	$250,000	$425,000	$797,515 (2) (3)
	2004	$0	$0	$0

(1)
Salary reflected is the annualized salary. The executives received a pro-rata portion of the amount listed based on their respective hire dates during 2005. Messrs. Buchanan and Wobensmith were hired on June 1, 2005 and April 4, 2005, respectively.

(2)
On October 31, 2005, the Company awarded each of Messrs. Buchanan and Wobensmith 29,850 and 32,262 shares of restricted stock, respectively. The restrictions applicable to the shares will lapse with respect to 25% of the shares on the first four anniversaries of July 22, 2005. The restrictions applicable to the shares granted will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change of Control (as defined in the 2005 Equity Incentive Plan). Based on the closing price of the Company’s common stock of $16.43 on the Nasdaq on October 31, 2005, the value on that date of the restricted common shares awarded to Robert Gerald Buchanan was $490,436 and to John C. Wobensmith was $530,065. Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares subject to forfeiture under the terms of such recipient's grant agreement.

(3)
On December 21, 2005, the Company has agreed to award each of Messrs. Buchanan and Wobensmith 10,000 and 15,000 shares of restricted stock, respectively. The restrictions applicable to the shares will lapse with respect to 25% of the shares on each of the four anniversaries of the determined vesting date beginning with November 15, 2006. The restrictions applicable to the shares granted will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change of Control (as defined in the 2005 Equity Incentive Plan). Based on the closing price of the Company’s common stock of $17.83 on the Nasdaq on December 21, 2005, the value on that date of the restricted common shares awarded to: (1) Robert Gerald Buchanan was $178,300, (2) John C. Wobensmith was $267,450. Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares subject to forfeiture under the terms of such recipient's grant agreement unless the Board of Directors waives the repayment requirement as to dividends on such shares.

Option Grants for the Year Ended December 31, 2005

We did not grant any options to the Named Executive Officers during the fiscal year ended December 31, 2005, nor were any options exercised during such time.

Director Compensation

For fiscal year 2005, each of our directors received an annual fee of $30,000, a fee of $20,000 for an Audit Committee assignment, $15,000 for a Compensation Committee assignment and $7,500 for a Nominating and Corporate Governance Committee assignment, each of which was prorated based upon length of service. In addition, Peter C. Georgiopoulos, Chairman of the Board, and Nathaniel C.A. Kramer, Basil G. Mavroleon, Rear Admiral Robert C. North, USUGC (ret.), Harry A. Perrin, and Mark F. Polzin, members of the Board, were each granted 1,200 restricted shares of common stock, with restrictions on all such shares to lapse, if at all, on the earliest of July 22, 2006, the occurrence of a Change of Control or the date of the Company’s 2006 Annual Meeting of Shareholders. Restrictions on a pro rata percentage of each director’s restricted shares will also lapse upon such director’s death or disability. For fiscal year 2006, each of our directors will receive an annual fee of $30,000, a fee of $20,000 for an Audit Committee assignment, $15,000 for a Compensation Committee assignment and $7,500 for a Nominating and Corporate Governance Committee assignment. We expect to make annual restricted stock grants to directors, and we expect that 1,200 shares of restricted stock will be granted to each such director other than Mr. Kaplan for 2006. We reimburse our directors for all reasonable expenses incurred by them in connection with serving on our board of directors.

Employment Agreements

In 2006, we intend to enter into employment agreements with our executive officers, Messrs. Buchanan and Wobensmith.

Incentive Bonus Program

The Company has an incentive bonus program under which our executive officers and our other key employees are eligible for cash bonus awards. These awards are generally made at the end of the fiscal year in amounts determined in the sole discretion of the Compensation Committee for executive officers and other eligible key employees. Criteria for executive officer bonuses are discussed below under the heading “Board Compensation Committee Report on Executive Compensation” below.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding the number of shares of the Company’s common stock that may be issued under the Company’s 2005 Equity Incentive Plan, which is the Company’s sole equity compensation plan:

Number of securities
remaining available for
	Number of securities to	Weighted-average exercise	future issuance under
	be issued upon exercise	price of outstanding	equity compensation plans
	of outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	__	$ __	1,825,788

Equity compensation plans not approved by security holders	__	__	__

Total	__	$ __	1,825,788

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of Genco’s executive officers or members of Genco's Board of Directors or compensation committee and any other company's executive officers, Board of Directors or compensation committee.

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors, of whom Basil G. Mavroleon and Nathaniel C.A. Kramer are independent as defined in the applicable Nasdaq listing standards. Peter C. Georgiopoulos currently serves on the Committee pursuant to an exception under the applicable Nasdaq listing standards. The Committee is responsible for establishing and administering the overall compensation policies applicable to the Company's executive officers, and determining the annual cash compensation of the Company's senior management. The Committee is also responsible for establishing the general policies applicable to the granting, vesting and other terms of the awards made to current and newly hired officers and other key employees under the Company's 2005 Equity Incentive Plan, and for determining the size and terms of the individual awards made to the Company's executive officers.

The Committee views its role as being to foster and oversee the creation of compensation programs for the Company's executive officers and other key management employees that are structured and implemented in a way that addresses the Company's need to attract and retain the caliber of senior executives and other key employees required for the Company to compete effectively in a highly competitive and rapidly evolving business environment, while recognizing the importance and value to the Company and its shareholders of achieving annual and longer-term performance goals and objectives.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to certain employees in excess of $1 million.  So long as the Company qualifies for the exemption pursuant to Section

883 of the Internal Revenue Code of 1986, as amended, it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2005). If the Company does not qualify for the Section 883 exemption, its shipping income derived from U.S. sources, or 50% of its gross shipping income attributable to transportation beginning or ending in the United States, would be subject to a 4% tax imposed without allowance for deductions. Further discussion of this exemption is provided in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005, under the heading “Risk Factors—Company Specific Risk Factors—We may have to pay tax on U.S. source income . . .” For these reasons, the Company has not sought to structure its cash bonus plan to qualify for exemption under Section 162(m). For purposes of Section 162(m), payments made under qualifying performance-based plans are not taken into account. The Company's 2005 Stock Incentive Plan is designed and administered to qualify as "performance-based" and grants thereunder are therefore not subject to the Section 162(m) limitation.

Performance and Compensation Review Process

The review process included a meeting of the Committee, informal consultations among the Committee members and several consultations with the Company’s senior executives. The Committee members reviewed (i) their assessment of the Company’s performance in 2005 in terms of financial results and strategic initiatives and (ii) their assessment of each executive officer’s efforts, performance and contributions for 2005, including the successful completion of the Company’s $247 million initial public offering, the Company’s entry into a new, ten-year term $450 million credit facility, and the Company’s expansion of its fleet to 17 vessels by taking delivery of the Genco Muse. The Committee’s recommendations were made after due and careful consideration and in the light of the Company’s performance and the performance of the individual executives. The Committee duly reported its findings to the full Board, which accepted the Committee’s recommendations.

Base Salary Levels and 2005 Annual Bonus Awards

As part of the review process described above, the base salary rate and proposed 2005 annual bonus award of each executive officer was reviewed, taking into account: (i) each officer’s individual performance for 2005, (ii) the scope and importance of the functions the officer performed or for which the officer was responsible, (iii) an assessment of the officer’s initiative, managerial ability and overall contributions to corporate performance and (v) internal equity considerations.

The weighting given to these factors varied by position, but the Committee intended that each executive officer’s base salary and annual bonus rates be generally competitive with the estimated current market rates, and that the annual bonuses for 2005 properly reflect the efforts and achievements of the Company’s management team.

For 2005, the Committee awarded Messrs. Buchanan and Wobensmith cash bonuses of $150,000 and $375,000, respectively. In addition, Mr. Wobensmith was paid a $50,000 bonus upon the completion of the initial public offering. The bonus amounts awarded to these executive officers are set forth in “Summary Compensation Table” above.

Equity Grants

As part of its officer compensation programs, the Company intends to utilize restricted share grants and, potentially, stock options priced at 100% of market on the date of grant as the primary long-term incentive award vehicles. On October 31, 2005, the Company made a grant of 29,850 and 32,262 restricted shares of common stock to Robert Gerald Buchanan and John C. Wobensmith, respectively, the restrictions on all such shares to lapse with respect to 25% of the shares on each of the first four anniversaries of July 22, 2005. The restrictions applicable to the shares granted to these two executives will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change of Control (as defined in the Plan). Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares subject to forfeiture under the terms of such recipient’s grant agreement.

On December 21, 2005, the Company made a grant of 10,000 and 15,000 restricted shares of common stock to Robert Gerald Buchanan and John C. Wobensmith, respectively, the restrictions on all such shares to lapse with respect to 25% of the shares on each of the first four anniversaries of November 15, 2005. The restrictions applicable to the shares granted to these two executives will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change of Control (as defined in the Plan). Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares subject to forfeiture under the terms of such recipient’s grant agreement except for grants on or after December 21, 2005, as to which the Board of Directors may waive the repayment requirement.

The Committee believes that equity grants can be effective for both new hires and retention purposes in establishing substantial stock-based investment risks for key employees that emphasize the importance of shareholder return and encourage a focus on long-term results.

Principal Executive Officer Compensation

The Committee’s actions regarding Mr. Buchanan’s equity compensation for 2005 as the Principal Executive Officer are reflected in the “Summary Compensation Table” set forth above. The Committee’s review of Mr. Buchanan’s compensation occurred at the same time as the above-discussed review of the compensation of Mr. Wobensmith, and took into account the factors and data discussed above.

After assessing Mr. Buchanan’s performance for 2005, and after taking into account his existing compensation, his value and importance to the Company, and the benefit to the Company of providing Mr. Buchanan with long-term incentives, the Committee determined to award Mr. Buchanan a cash bonus of $150,000 and a grant of 10,000 restricted shares of common stock. For more information about the restricted shares granted to Mr. Buchanan, see “Equity Grants” above.

Conclusion

The Compensation Committee believes that the Company’s current compensation programs and practices strike an appropriate balance between risk and reward and are consistent with the Company’s goals to attract, retain, and incentivize its executives and employees in both the short and long term.

Submitted by the Compensation Committee of the Board:

Peter C. Georgiopoulos
Basil G. Mavroleon
Nathaniel C.A. Kramer

Performance Graph

The following graph illustrates a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of Genco Shipping & Trading Limited’s common stock with the Standard and Poor’s 500 Index and a peer group consisting of Dryships, Inc., Diana Shipping Inc., Quintana Maritime Ltd., Excel Maritime Carriers Ltd., Navios Maritime Holdings, Inc. and Eagle Bulk Shipping Inc. The comparison assumes a $100 investment on July 22, 2005. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock. Data for the Standard and Poor’s 500 Index and the peer group assume reinvestment of dividends.

	7/22/2005	12/31/2005
GSTL	100	85.90
S&P 500	100	102.06
Peer Group	100	97.46

Our dividend policy is to declare quarterly distributions to shareholders by each February, May, August and November, which commenced in November 2005, substantially equal to our available cash from operations during the previous quarter, less cash expenses for that quarter (principally vessel operating expenses and debt service) and any reserves our board of directors determines we should maintain. These reserves may cover, among other things, drydocking, repairs, claims, liabilities and other obligations, interest expense and debt amortization, acquisitions of additional assets and working capital. On October 31, 2005 and on February 9, 2006, the Board of Directors declared a dividend of $0.60 per share for each respective quarter.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's auditors. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as provided under the applicable listing standards of Nasdaq. The Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement as Appendix I. As set forth in the Charter, the Committee's job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, monitoring the effectiveness of the Company's internal controls, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

The Committee met with the Company's independent accountants to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the year ended December 31, 2005. The Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

Based upon the Committee's receipt and review of the various materials and assurances described above and its discussions with management and independent accountants, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Harry A. Perrin
Nathaniel C.A. Kramer
Mark F. Polzin

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of April 18, 2006 of:

•	each person, group or entity known to Genco to beneficially own more than 5% of our stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

As of April 18, 2006, a total of 25,434,212 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock
Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Peter C. Georgiopoulos (2)	13,501,200 (3)	53.10%
Robert Gerald Buchanan	45,200 (4)	*
John C. Wobensmith	53,462 (5)	*
Rear Admiral Robert C. North, USCG (ret.)	1,200 (6)	*
Basil G. Mavroleon	1,200 (6)	*
Nathaniel C.A. Kramer	1,200 (6)	*
Mark F. Polzin	2,400 (6)	*
Harry A. Perrin	1,200 (6)	*
Stephen A. Kaplan (2)	13,500,000 (7)	53.10%
B. James Ford (2)	13,500,000 (7)	53.10%
John P. Tavlarios (2)	13,500,000	53.10%
Fleet Acquisition LLC (2)	13,500,000	53.10%
Neuberger Berman, LLC (8)	1,542,650	6.07%
All Directors and executive officers as a group (9 persons) (2)	13,607,062(7)	53.50%

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 20th Floor, New York, New York 10171.

(2)
Fleet Acquisition LLC’s and Mr. Tavlarios’ address is 299 Park Avenue, New York, New York 10171. OCM Principal Opportunities Fund III, L.P. and OCM Principal Opportunities Fund IIIA, L.P., or the Oaktree funds, of which Mr. Kaplan serves as portfolio manager, own approximately 65.7% of Fleet Acquisition LLC, and Peter C. Georgiopoulos owns approximately 26.6%. The remaining 6.84% is owned by other investors. Fleet Acquisition LLC may be deemed to be affiliated with OCM Investments, LLC, a registered broker-dealer, by reason of the relationship of the Oaktree funds with OCM Investments, LLC. Each of Messrs. Georgiopoulos, Kaplan, Ford, and Tavlarios is a member of the Management Committee of Fleet Acquisition LLC. To the extent Messrs. Georgiopoulos, Kaplan, Ford, and Tavlarios participate in the process to vote or dispose of shares held by Fleet Acquisition LLC, each of them may be deemed under certain circumstances to beneficially own those shares for purposes of Section 13 of the Securities Exchange Act of 1934. However, each of Messrs. Georgiopoulos, Kaplan, Ford, and Tavlarios disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)
Includes 1,200 restricted shares of our common stock granted on October 31, 2005, which will vest on May 18, 2006, the date of the Company’s 2006 Annual Meeting of Shareholders, or the first anniversary of the Company’s initial public offering, whichever occurs first. This grant is subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(4)
Includes 29,850 restricted shares of our common stock granted on October 31, 2005, which will vest in four equal installments on the first four anniversaries of the date of the Company’s initial public offering; and 10,000 restricted shares of our common stock granted on December 21, 2005, which will vest in four equal installments commencing on November 15, 2006 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(5)
Includes 32,262 restricted shares of our common stock granted on October 31, 2005, which will vest in four equal installments on the first four anniversaries of the date of the Company’s initial public offering; and 15,000 restricted shares of our common stock granted on December 21, 2005, which will vest in four equal installments commencing on November 15, 2006 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(6)
Represents 1,200 restricted shares of our common stock granted on October 31, 2005, which will vest on May 18, 2006, (the date of the Company’s 2006 Annual Meeting of Shareholders), or the first anniversary of the Company’s initial public offering, whichever occurs first. These grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(7)
Each of Mr. Kaplan’s, Mr. Ford’s and Oaktree Capital Management, LLC’s, address is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Capital Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940, is the general partner of OCM Principal Opportunities III Fund, L.P. and OCM Principal Opportunities Fund IIIA, L.P. Mr. Kaplan, a director of Genco, is a Principal of Oaktree Capital Management, LLC. As the general partner of OCM Principal Opportunities III Fund, L.P. and OCM Principal Opportunities Fund IIIA, L.P., Oaktree Capital Management, LLC has voting and dispositive power over their pro-rata ownership in the Fleet Acquisition LLC. Although Oaktree Capital Management, LLC may be deemed to beneficially own those shares for purposes of Section 13 of the Securities Exchange Act of 1934, Oaktree Capital Management, LLC disclaims beneficial ownership of those shares except to the extent of its pecuniary interest in them. In addition, to the extent Mr. Kaplan participates in the process to vote or dispose of its ownership in Fleet Acquisition LLC reported herein, he may be deemed under certain circumstances for purposes of Section 13 of the Securities Exchange Act of 1934 to be the beneficial owner of those shares. Mr. Kaplan, however, disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(8)
Neuberger Berman, LLC’s address is 605 Third Ave., New York, NY, 10158-3698. Neuberger Berman, LLC is deemed to be a beneficial owner since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. With regard to these shares, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be beneficial owners since they both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, LLC and Neuberger Berman Inc. serve as a sub-adviser and investment manager, respectively, of Neuberger Berman's various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

We entered into a registration rights agreement on July 15, 2005, with Fleet Acquisition LLC, pursuant to which we granted it, its affiliates and certain of its transferees, the right, under specified circumstances and subject to specified restrictions, including restrictions included in the lock-up agreements to which Fleet Acquisition is a party, to require us to register under the Securities Act shares of our common stock held by it. Under the registration rights agreement, these persons have the right to request us to register the sale of shares held by them on their behalf and may require us to make available shelf registration statements that will permit sales of shares into the market from time to time over an extended period. In addition, these persons have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by shareholders or initiated by us.
Fleet Acquisition LLC owns 13,500,000 shares entitled to these registration rights.

Transactions with Investors, our Chairman and His Affiliates

We reimbursed General Maritime Corporation, of which Peter C. Georgiopoulos, our Chairman, is Chairman and Chief Executive Officer, for services provided by certain General Maritime employees in connection with the initial public offering. In the year ended December 31, 2005, we incurred travel related expenditures totaling $113,363 reimbursable to General Maritime Corporation. These travel expenditures were paid from the gross proceeds received from the initial public offering and as such were included in the determination of net proceeds. In addition, prior to the initial public offering, the Company also purchased $25,000 of computers and incurred $17,212 of expense for consultative services provided by General Maritime Corporation. At December 31, 2005, there are no outstanding amounts owed to General Maritime Corporation.

In addition, we rented 10,000 sq. feet of office space at 35 West 56th Street in New York from GenMar Realty LLC, which is owned by Peter C. Georgiopoulos. This month to month lease was terminated effective December 31, 2005. For the year ended 2005, the Company incurred rent expense of $440,000 with GenMar Realty LLC.

In addition, we employ the legal services of Constantine P. Georgiopoulos, Peter C. Georgiopoulos' father. We incurred fees with Constantine Georgiopoulos of $175,715 for legal services performed for us for the year ended December 31, 2005. At December 31, 2005, $26,500 remained unpaid.

Finally, Leeds & Leeds Company, Inc., an investor with a limited stake in Fleet Acquisition LLC, currently provides insurance brokerage services for our vessels. The Company incurred $2,424,346 of insurance expense to them for the year ended December 31, 2005 and for the period September 27, 2004 (Date of Inception) through December 31, 2004, respectively. There were no amounts due to Leeds & Leeds Company, Inc at December 31, 2005.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Deloitte & Touche LLP as Genco's independent auditors to audit the financial statements of Genco for the fiscal year ending December 31, 2006 and recommends that shareholders vote for ratification of this appointment. Genco engaged Deloitte & Touche LLP as its independent auditors on October 15, 2005 in anticipation of its initial public offering. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

If the shareholders fail to ratify the selection, the audit committee and the Board of Directors will reconsider its selection of auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Genco and its shareholders.

Fees to Independent Auditors for Fiscal 2005 and 2004

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2005 and fiscal 2004 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2005 and fiscal 2004.

Type of Fees	2005	2004
	($ in thousands)	($ in thousands)
Audit Fees	$862	$55
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$862	$55

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to the auditor for the audit of the Company’s annual financial statements included in its Form 10-K and review of financial statements included in its Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policy for Services Performed by Independent Accountant

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent accountant. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent accountant.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent accountant provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENCO'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE CORPORATION’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
LIMITING THE LIABILITY OF THE COMPANY’S DIRECTORS

The shareholders are being requested to consider and vote upon a proposal pertaining to the protection of directors of the Company against certain liabilities to which they may become subject by reason of their service as directors of the Company. The proposal involves an amendment to the Company’s Amended and Restated Articles of Incorporation which pertains to indemnification of directors, officers, employees and agents as more fully described below.

The Company is incorporated under the laws of the Republic of the Marshall Islands. The Marshall Islands Business Corporations Act (the “BCA”) and the Company’s By-Laws permit a corporation to indemnify its directors and officers against expenses, judgments, settlement payments and other costs incurred in connection with litigation or similar proceedings, subject to certain limitations. However, Section 28 of the BCA also permits a corporation to add a provision to its articles of incorporation to eliminate or limit the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Such a provision cannot eliminate or limit a director’s liability for breach of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the director derived an improper personal benefit. Also, such a provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation would add a new Section M that would eliminate the liability of the Company’s directors for any breach of duty to the greatest extent permitted under Section 28 of the BCA as described above. The proposed amendment further provides that in the event the BCA is amended to allow further elimination or limitation of the liability of the directors for their actions or omissions, the liability of the directors shall be limited to the fullest extent permitted in respect of actions or omissions occurring in the period covered by the BCA as so amended. In addition, the amendment provides that if Section M is ever repealed or modified, the personal liability of directors would be affected prospectively only, and any limitation on the personal liability of directors existing at the time of such repeal or modification would not be adversely affected. The full text of the proposed amendment is set forth in Appendix II hereto.

The principal purpose and intent of this amendment is to give the Company’s directors reasonable assurances that their personal liability exposure is limited. The Board of Directors believe that the amendment is significant in order for the Company to attract and retain qualified candidates to serve on the Board of Directors and that the amendment is therefore in the best interests of the Company and its shareholders. Accordingly, the Board of Directors has approved the proposed amendment unanimously.

It should be noted that the members of the Board of Directors have an interest in the approval of the proposed amendment and such amendment could relieve such members of a significant potential liability if an applicable claim should arise. The Board of Directors, however, is not aware of any claim or any basis for a claim which, if asserted, would be impacted by such amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ITEM 3 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE CORPORATION’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PERMITTING THE BOARD OF DIRECTORS TO DESIGNATE THE CLASS OF A DIRECTOR
WHO IS APPOINTED TO A VACANCY CREATED BY
THE BOARD OF DIRECTOR’S INCREASE OF THE NUMBER OF DIRECTORS

The shareholders are being requested to consider and vote upon a proposal pertaining to the designation of the class to which a director will belong who is appointed to fill a vacancy in the Board of Directors created by the Board of Directors increasing the total number of directors. The proposal involves an amendment to an existing provision of the Company’s Amended and Restated Articles of Incorporation relating to the appointment of directors as further described below.

Under Section H(a) of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors has the authority to appoint new directors to fill any vacancy in the Board of Directors. Any director appointed to fill a vacancy in an existing directorship holds office for the unexpired term of his predecessor. However, to the extent the size of the Board of Directors increases or decreases, Section H(a) requires that the increase or decrease be so apportioned among the classes to make all classes as nearly equal in number as possible. Section H(a) further provides that if such vacancy resulted from the Board of Directors’ increase of the number of directors and the Board of Directors fills such vacancy, the shareholders shall classify any additional directors at the next annual meeting of shareholders or by unanimous written consent at any time after such increase. Because the Board of Directors voted to increase the number of directors to seven and appointed Harry A. Perrin to fill the newly-created vacancy on August 15, 2005, Mr. Perrin’s election as a Class I Director is currently being submitted to the Company’s shareholders for approval.

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation would revise Section H(a) such that the Board of Directors, by vote of a majority of the members then in office (although less than a quorum), would be entitled to classify any director appointed to a vacancy created by the Board’s increase of the number of directors. The Board of Directors believes that, in instances where the Board exercises its power to increase the size of the Board, it is more efficient for the Board to classify the person appointed to the vacancy. Classifying a new director appointee upon appointment would afford greater certainty in the term for which he would serve, would avoid the need for a separate classification by the shareholders in less than a year after his appointment, and would therefore lead to greater stability in the operation of the Board of Directors. The Board of Directors also believes that vesting such classification power in the Board is consistent with the power of the Board to increase the number of directors and would facilitate the prompt satisfaction of Section H(a)’s existing requirement that any increase or decrease be apportioned among the classes to make all classes as nearly equal in number as possible. Accordingly, the Board of Directors believes that the proposed amendment to Section H(a) is in the best interests of the Company and its shareholders and has approved the proposed amendment unanimously. The full text of the proposed amendment is set forth in Appendix III hereto.

It should be noted that the members of the Board of Directors have an interest in the approval of the proposed amendment and such amendment would enable the Board to appoint new directors to a class serving for a longer term than shareholders may desire. Newly-appointed directors whose class is determined by the Board under the proposed amendment would stand for election at the same time that other members of their class would stand, which would not necessarily be the next annual meeting. The time required for shareholders to change a majority of directors serving on the Board may therefore be longer under the proposed amendment than it would be currently under the Company’s Amended and Restated Certificate of Incorporation. However, the Board has no present intentions to increase the current number of directors.

The proposed amendment may enhance the anti-takeover effects that certain existing provisions of the Company’s Amended and Restated Certificate and its By-Laws may have. The Company’s Amended and Restated Certificate of Incorporate of Incorporation and its By-Laws currently contain provisions permitting the Board to issue up to 25,000,000 shares of blank check preferred stock without any further vote or action by shareholders; establishing a classified board as discussed above; prohibiting cumulative voting in the election of directors; permitting removal of directors only for cause and only upon the affirmative vote of 66⅔% of the outstanding shares of capital stock entitled to vote for those directors or by a majority of the members of the Board then in office; requiring actions to taken by shareholders to be effected at an annual or special meeting or by unanimous written consent; providing that, subject to certain exceptions, our Chairman, President, or Secretary at the board of directors may call special meetings of shareholders, as to which the business transacted is limited to the purposes stated in the notice; and requiring timely advance notice in a prescribed form from shareholders seeking to nominate director candidates. As the proposed amendment may extend the time required for shareholders to change a majority of the Company’s directors, the proposed amendment, together with the foregoing provisions, may further discourage, delay or prevent (1) the merger or acquisition of the Company by means of a tender offer, a proxy contest, or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent directors and officers. However, proposed amendment is not part of a plan by the Company’s management to adopt further such measures that may have an anti-takeover effect, nor does the Company’s management presently intend to propose such measures in future proxy solicitations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ITEM 4 ON THE ENCLOSED PROXY CARD).

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2007 Annual Meeting of Shareholders must be received by Genco at its offices in New York, New York, addressed to the Secretary, not later than [_______], 2006, if the proposal is submitted for inclusion in Genco’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Act of 1934, or not earlier than November 19, 2006 and not later than December 19, 2006 if the proposal is submitted pursuant to Genco’s By-Laws. Such proposals must comply with Genco's By-Laws and the requirements of Regulation 14A of the 1934 Act.

In addition, Rule 14a-4 of the 1934 Act governs Genco's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to Genco's 2006 Annual Meeting of Shareholders, if Genco is not provided notice of a shareholder proposal prior to on or after November 19, 2006 but not later than December 19, 2006, Genco will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, Genco's executive officers and directors and persons who own more than 10% of a registered class of Genco's equity securities, or 10% holders, are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, Genco's common stock. Based solely on a review of copies of such reports furnished to Genco, and written representations that no reports were required, Genco believes that during the fiscal year ended December 31, 2005 its executive officers, directors, and 10% holders complied with the Section 16(a) requirements except that the following persons filed late reports on Form 3: Peter C. Georgiopoulos, Robert Gerald Buchanan, John C. Wobensmith, Stephen A. Kaplan, B. James Ford, John P. Tavlarios, and Fleet Acquisition LLC; and the following persons filed late reports on Form 4: Robert Gerald Buchanan and John C. Wobensmith. The reports on Form 3 that Messrs. Buchanan and Wobensmith originally filed have been amended to reflect that they owned no securities of the Company at the time the Company’s registration statement on Form 8-A became effective, and each of them has filed a report on Form 4 to reflect the purchase of shares in a directed share program that had previously been reflected in their original reports on Form 3.

ANNUAL REPORT ON FORM 10-K

Genco will provide without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2006 (without the exhibits attached thereto) to any person who was a holder of Genco common stock on the Record Date. Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held Genco common stock on the Record Date and should be submitted to John C. Wobensmith, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Genco, at 299 Park Avenue, 20th Floor, New York, New York 10019.

CHARITABLE CONTRIBUTIONS

During fiscal year 2005, the Company did not make any contributions, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

        _________________________________________
        John C. Wobensmith
        Chief Financial Officer, Principal
        Accounting Officer, Secretary and Treasurer

Dated: April ___, 2006

Appendix I

Genco Shipping & Trading Limited

Audit Committee Charter

This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

Purpose

The Committee assists the Board in its oversight of (1) the quality and integrity of the Company’s financial statements and its accounting and financial reporting practices, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s independent auditors. It may also have such other duties as may from time to time be assigned to it by the Board and are required by the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. (“NASDAQ”).

The Committee shall maintain free and open communication (including periodic private executive sessions) with the independent auditors and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee shall have the authority and shall receive necessary funding from the Company to retain special legal, accounting or other consultants or advisors employed by the Committee and shall obtain such advice and assistance from such special legal, accounting or other consultants or advisors as the Committee deems necessary. The Committee shall have sole authority to approve related fees and retention terms. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) representations made by management and the independent auditors as to all audit and nonaudit services provided by the independent auditors to the Company.

Membership and Structure

The Committee shall be comprised of at least three directors determined by the Board to meet the director and audit committee member independence requirements, subject to any applicable exemptions and phase-in provisions, and the financial literacy requirements of NASDAQ. At least one member of the Committee shall be financially sophisticated, as determined by the Board, and no Committee member shall have participated in the preparation of the financial statements of the Company or any of the Company's current subsidiaries at any time during the past three years, each as required by NASDAQ listing standards. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as "audit committee financial experts", shall be made on an annual basis by the full Board. The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the Chief Executive Officer, Chief Financial Officer and the lead independent audit partner. In fulfilling its responsibilities the Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

Meetings of the Committee shall be held at such times and places as the Committee shall determine, including by written consent. The Committee shall also periodically meet with the Company’s management and independent auditors separately from the Board.

Responsibilities

The Committee’s role is one of oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements to be included in the Company’s

Annual Report on Form 10-K and reviewing the Company’s quarterly financial statements prior to the filing of any quarterly report on Form 10-Q , and other procedures.

The Committee and the Board recognize that management and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company’s accounting and financial reporting practices than do Committee members; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the Company’s financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•
The appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors to be retained to audit the annual financial statements of the Company and review the quarterly financial statements of the Company.

•
Annually obtaining and reviewing the independent auditor’s formal written statement describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•
Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company and their independence as required by Independence Standards Board - ISB1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors, and shall consider whether the independent auditors’ provision of non-audit services to the Company, if any, is compatible with the auditors’ independence.

•
Reading the annual audited financial statements and quarterly financial statements and discussing them with management and the independent auditors. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such discussions will include particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments and risk exposures that may have a material impact on the Company’s financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee, management or the independent auditors shall deem appropriate. Based on this process, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K). In connection with such reviews the Committee should ensure that the Independent Auditors have fulfilled their responsibilities under AICPA SAS 61 “Communication with Audit Committees.”

•	Preparing annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

•
Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reading audit reports, discussing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company’s response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

•
Providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices, and reviewing significant changes to the foregoing as suggested by the independent auditors or management.

•
Establishing procedures for the receipt, retention and treatment of complaints from the Company’s employees on accounting, internal controls or auditing matters, as well as for confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or reporting matters.

•	Establishing clear hiring policies for employees or former employees of the external auditors.

•	Annually obtaining from the independent auditors a formal written statement of the fees billed for audit and non-audit services rendered by the independent auditors for the most recent fiscal year.

•
At the Committee’s discretion, discussing with management and independent auditors earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discussing with management policies with respect to risk assessment and risk management.

•
Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements or which might require disclosure therein, and any material reports or inquiries from regulatory or governmental agencies.

•	Regularly reporting its activities to the full Board and making such recommendations with respect to the above and any other matters as the Committee may deem necessary or appropriate.

•	Engaging in an annual self-assessment with the goal of continuing improvement.

Appendix II

Amendment to Amended and Restated Articles of Incorporation

M. A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity except that the liability of a director shall not be eliminated or limited (i) for any breach of such director’s duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which such director derived an improper personal benefit. If the BCA hereafter is amended to authorize the further elimination or limitation of the liability of directors for actions taken or omitted to be taken then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended BCA in respect of actions or omissions to act which occurred during any period to which the BCA’s amended provisions pertain. Any repeal or modification of this Section M by the shareholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of the director existing at the time of such repeal or modification.

Appendix III

Amendment to Amended and Restated Articles of Incorporation

H.            (a)           The Board of Directors shall be divided into three (3) classes of directors, which shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors will permit, and which are hereby designated as Class I, Class II and Class III, respectively.  The members of the first Board of Directors shall be elected and classified by the incorporator or by its proxy.  The term of office of each initial Class I director shall expire at the first annual meeting of shareholders, that of each initial Class II director shall expire at the second annual meeting of shareholders and that of each initial Class III director shall expire at the third annual meeting of shareholders.  At each annual meeting of shareholders, directors to succeed those whose term expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their respective successors are elected and have qualified or until their respective death, resignation, removal or earlier termination of office.  Any vacancies in the Board of Directors for any reason shall be filled by the vote of a majority of the members of the Board of Directors then in office, although less than a quorum, and any directors so chosen shall hold office for the unexpired term of his predecessor.  Any directorship resulting from an increase in the number of directors shall be filled by the vote of a majority of the members of the Board of Directors then in office, although less than a quorum.  Any increase or any decrease in the number of directors constituting the entire Board of Directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.  Should the number of directors be increased by the Board of Directors and such directorship are filled by the Board of Directors, the Board of Directors shall have the power to classify the additional directors by vote of a majority of the members of the Board of Directors then in office, although less than a quorum.  No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.  Cumulative voting, as defined in Division 7, Section 71(2) of the BCA, shall not be used to elect directors.

❒
Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS

❒  FOR

❒ WITHHELD FOR ALL

NOMINEES:

    01 REAR ADMIRAL ROBERT C. NORTH, USCG (RET.)
    02 BASIL G. MAVROLEON
    03 HARRY A. PERRIN

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)
____________________________________

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

❒  FOR     ❒ AGAINST     ❒ ABSTAIN

3. APPROVAL OF AN AMENDMENT TO THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION LIMITING THE LIABILITY OF THE COMPANY’S DIRECTORS

❒  FOR     ❒ AGAINST     ❒ ABSTAIN

4. APPROVAL OF AN AMENDMENT TO THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION PERMITTING THE BOARD OF DIRECTORS TO DESIGNATE THE CLASS OF A DIRECTOR WHO IS APPOINTED TO A VACANCY CREATED BY THE BOARD OF DIRECTOR’S INCREASE OF THE NUMBER OF DIRECTORS

❒  FOR     ❒ AGAINST     ❒ ABSTAIN

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box:

❒ WILL ATTEND
Signature
_______________________
Signature
_______________________
Date
_______________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

_____________________________________________________________________________________________________________________________
FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENCO SHIPPING & TRADING LIMITED

The undersigned hereby appoints Robert Gerald Buchanan and John C. Wobensmith, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Genco Shipping & Trading Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Genco Shipping & Trading Limited to be held on May 18, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

__________________________________________________________________________________________________________________________
FOLD AND DETACH HERE